Exhibit H

AMENDMENT NO. 1

TO TRANSACTION AGREEMENT

THIS AMENDMENT NO. 1 TO TRANSACTION AGREEMENT (this “Amendment”) is dated effective as of January 20, 2017 by and among CVR Partners, LP, a Delaware limited partnership (the “Partnership”), Coffeyville Resources, LLC, a Delaware limited liability company (the “Sole Member”), each of the Holders listed on Schedule A hereto (collectively, the “Partnership Unitholders”), as holders of outstanding Common Units of the Partnership, and GSO Capital Partners LP, a Delaware limited partnership, in its capacity as the Holders’ Representative (the “Holders’ Representative”).

RECITALS

WHEREAS, the Partnership, the Partnership Unitholders and the Holders’ Representative are each parties to the Transaction Agreement effective as of April 1, 2016, (the “GSO Transaction Agreement”), and desire to amend the terms of the Transaction Agreement in order to provide the Partnership Unitholders with the right to appoint one director to the Board of Directors of the Partnership GP through the Holders’ Representative;

WHEREAS, simultaneous with, and contingent upon, the execution of this Amendment, the Partnership, the Sole Member, Rentech, Inc. (the “Rentech”), Rentech Nitrogen Holdings (“Holdings”), and DSHC, LLC (“DSHC” and, together with the Rentech and Holdings, the “Rentech Partnership Unitholders”) are executing an amendment (the “Rentech Amendment”) to the Transaction Agreement dated as of August 9, 2015, by and among the Partnership, the Sole Member and the Rentech Partnership Unitholders (the “Rentech Transaction Agreement”) in order the facilitate providing GSO Capital with the direct right to appoint, pursuant to this Amendment, one director to the Board of the Partnership GP upon the terms set forth herein; and

NOW, THEREFORE, the Partnership, the Sole Member, the Partnership Unitholders, and the Holders’ Representative each hereby agree as follows:

1.    Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the GSO Transaction Agreement.

2.    Amendments.

a.    The Sole Member is hereby added as a party to the GSO Transaction Agreement.

b.    Section 1.01 of the GSO Transaction Agreement is hereby amended to include the following definitions in appropriate alphabetical order:

“Cause” shall exist for any director if the Sole Member determines, in good faith, that such director engaged in (a) acts or omissions constituting a breach of such director’s applicable duties to the Partnership or its partners, or any of the Partnership’s subsidiaries, as such duties are consistently applied to other directors of the Partnership GP or (b) acts or omissions that involve crimes of moral turpitude.

“Included Assignees” has the meaning set forth in the Rentech Transaction Agreement.

c.    The term “Agreement” in the GSO Transaction Agreement shall be amended and restated as follows:

“Agreement” means the Transaction Agreement entered into by and among the Partnership, the Partnership Unitholders and the Holders’ Representative, dated as of April 1, 2016, as amended from time to time.

d.    Article II of the GSO Transaction Agreement is hereby renamed “Lock-up, Standstill and Board of Directors” and the following subsections are hereby added to Article II of the GSO Transaction Agreement:

Section 2.04    Size of Board. The Board of Directors of the Partnership GP shall include a total of up to eleven directors, one of whom may be appointed by the Holders’ Representative on behalf of the Partnership Unitholders as provided in Section 2.05.

Section 2.05    Director Designation Rights.

(a)    For so long as the Rentech Partnership Unitholders and their Included Assignees have record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Partnership Common Units (as defined in the Rentech Transaction Agreement) that constitute at least 7.5% of the outstanding Common Units, the Partnership Unitholders shall be entitled to appoint one director to the Board of Directors of the Partnership GP. The Holders’ Representative may designate the director for appointment on behalf of the Partnership Unitholders pursuant to its authority in Section 3.17 of this Agreement.

(b)    If at any time the Rentech Partnership Unitholders and their Included Assignees have record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Partnership Common Units (as defined in the Rentech Transaction Agreement) that constitute less than 7.5% of the outstanding Common Units, the right of the Partnership Unitholders to appoint one director pursuant to this Agreement shall forever terminate.

(c)    If, following appointment to the Board of Directors of the Partnership GP, the director appointed by the Partnership Unitholders resigns or is otherwise unable to serve for any reason, or is removed, and the Partnership Unitholders still have the right to appoint such director pursuant to Section 2.05(a), then, the Partnership Unitholders shall be entitled to designate a replacement director. The Partnership Unitholders may cause the removal of any director appointed by the Partnership Unitholders for any reason. The Sole Member may remove the director appointed by the Partnership Unitholders only for Cause or pursuant to clause (d) below.

(d)    In the event that the Rentech Partnership Unitholders and their Included Assignees cease to hold the minimum percentage of the outstanding Common Units that entitles the Partnership Unitholders to appoint a director to the Board of Directors of the Partnership GP pursuant to Section 2.05(a), the Sole Member may remove such director from the Board of Directors of the Partnership GP for any reason.

(e)    By written notice to the Partnership GP, the Partnership Unitholders may, in their sole discretion, unilaterally terminate or waive their right to appoint directors to the Board of Directors of the Partnership GP pursuant to this Section 2.05.

Section 2.06        Indemnification and Insurance. The Partnership shall provide the director designee of the Partnership Unitholders the right to enter into any indemnification agreement that it or the Partnership GP enters into with other directors of the Partnership GP. For so long as the Partnership Unitholders have the right to appoint a director to the Board of Directors of the Partnership GP pursuant to Section 2.05(a), the Partnership GP shall maintain director and officer insurance covering the director designee of the Partnership Unitholders in such amounts and with such coverage as shall be determined by such Board of Directors of the Partnership GP.

Section 2.07        Sole Member Obligations. The Sole Member agrees to take all actions reasonably necessary under the Partnership GP LLC Agreement and otherwise to effectuate the provisions Sections 2.04 through 2.07. The Sole Member shall not amend the Partnership GP LLC Agreement to include any provision that is inconsistent with such provisions.

3.    Miscellaneous.

a.    Effectiveness of Amendment. This Amendment shall only become effective upon both: (i) the execution and delivery of this Amendment by of the Partnership, the Sole Member, the Partnership Unitholders and the Holders’ Representative and (ii) the execution and delivery of the Rentech Amendment by the Partnership, the Sole Member, and the Rentech Partnership Unitholders.

b.    Continued Effectiveness of the Agreement. Except as otherwise provided herein, each party confirms and agrees that the GSO Transaction Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

c.    Counterparts; Facsimile Transmission; E-Mail. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. This Amendment may be delivered by facsimile transmission or electronic mail with the same force and effect as if originally executed copies of this Amendment were delivered to all parties hereto.

d.    Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

e.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Transaction Agreement to be executed effective as of the date first above written.

CVR PARTNERS, LP

By: CVR GP, LLC, its general partner

By:	/s/ Mark A. Pytosh
Name:	Mark A. Pytosh
Title:	Chief Executive Officer and President

COFFEYVILLE RESOURCES, LLC

By:	/s/ Mark A. Pytosh
Name:	Mark A. Pytosh
Title:	Senior Vice President, Administration

HOLDERS’ REPRESENTATIVE

GSO CAPITAL PARTNERS LP

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

HOLDERS:

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.
By: GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO SSOMF NITRO BLOCKER LLC

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO CACTUS CREDIT OPPORTUNITIES FUND LP
By: GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

STEAMBOAT NITRO BLOCKER LLC

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

STEAMBOAT CREDIT OPPORTUNITIES INTERMEDIATE FUND LP

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO SPECIAL SITUATIONS FUND LP
By: GSO Capital Partners LP, its investment manager

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO COASTLINE CREDIT PARTNERS LP
By: GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
By: GSO Palmetto Opportunistic Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO CREDIT A-PARTNERS LP
By: GSO Credit-A Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO AIGUILLE DES GRANDS MONTETS FUND II LP
By: GSO Capital Partners LP, its investment manager

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO ADGM II NITRO BLOCKER LLC

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

SCHEDULE A

Holders

GSO SSOMF Nitro Blocker LLC

GSO Special Situations Fund LP

GSO Palmetto Opportunistic Investment Partners LP

GSO Credit-A Partners LP

Steamboat Nitro Blocker LLC

GSO Coastline Credit Partners LP

GSO Cactus Credit Opportunities Fund LP

GSO Aiguille des Grands Montets Fund II LP

GSO ADGM II Nitro Blocker LLC